================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          FIRST REPUBLIC BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO

                               388 MARKET STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                (415) 392-1400

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 30, 1997

TO THE STOCKHOLDERS OF FIRST REPUBLIC BANCORP INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First Republic Bancorp Inc., a Delaware corporation ("First Republic"), will be held on Wednesday, April 30, 1997, at 4:00 PM Eastern Time, at the New York Yacht Club, 37 West 44th Street, New York, NY 10036 for the following purposes:

  1. To elect four directors to First Republic's Board of Directors, each to hold office for a three year term; and

  2. To approve the amendment and restatement of First Republic's Stock Option Plan; and

  3. To approve First Republic's 1997 Restricted Stock Plan; and

  4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of First Republic and its subsidiary for the year ending December 31, 1997; and

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

Pursuant to the By-Laws, the Board of Directors has fixed the close of business on March 3, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

  The list of the stockholders entitled to vote at the Annual Meeting will be available, during ordinary business hours, at 388 Market Street, San Francisco, CA 94111, beginning on March 31, 1997. The stockholder list will also be available during the Annual Meeting at the location of the Annual Meeting.

  The above matters are described in detail in the accompanying Proxy
Statement.

                                       By Order of the Board of Directors

                                       /s/ James H. Herbert, II, President
                                       ------------------------------------
                                          James H. Herbert, II, President

San Francisco, California
March 14, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                          FIRST REPUBLIC BANCORP INC.
                               388 MARKET STREET
                        SAN FRANCISCO, CALIFORNIA 94111
                                (415) 392-1400

                               ----------------

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1997

                               ----------------

  This Proxy Statement is being furnished to the holders of Common Stock of First Republic Bancorp Inc., a Delaware corporation ("First Republic" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Wednesday, April 30, 1997, at 4:00 PM Eastern Time, at the New York Yacht Club, 37 West 44th Street, New York, NY 10036, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters specified in the accompanying Notice of Annual Meeting of Stockholders.

  This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying Form of Proxy are first being mailed to stockholders on or about March 17, 1997.

  The close of business on March 3, 1997 (the "Record Date"), has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of March 3, 1997, 8,925,980 shares of First Republic's Common Stock, par value $.01 per share (the "Common Stock"), were outstanding and entitled to vote.

  Stockholders will be entitled to one vote for each share of Common Stock held by them of record at the close of business on the record date on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

  All shares represented by properly executed, unrevoked proxies received in time for the Annual Meeting will be voted in accordance with instructions specified therein. In the absence of appropriate instructions to the contrary, shares represented by executed proxies will be voted in favor of the election of the nominees to the Board of Directors specified herein, in favor of the amendment and restatement of the Company's Stock Option Plan, in favor of the adoption of the Company's 1997 Restricted Stock Plan, and in favor of ratification of the selection of KPMG Peat Marwick LLP as the independent auditors of First Republic for the fiscal year ending December 31, 1997 and in accordance with the best judgment of the proxy holders with respect to any other matters which may properly come before the Annual Meeting. Any proxy may be revoked at any time prior to being voted by filing a written notice of revocation with the Secretary of First Republic, by presentation of a proxy of later date or by voting at the Annual Meeting in person. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but will not be treated as having voted for purposes of determining the outcome of a vote. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote, assuming the presence of a quorum, and approval of the amendment and restatement of First Republic's Stock Option Plan, of the adoption of First Republic's 1997 Restricted Stock Plan, and of independent auditors requires a majority of the votes of the shares present in person or represented by proxy and entitled to vote, assuming the presence of a quorum.

  The cost of soliciting proxies will be paid by First Republic. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock, and such persons will be reimbursed for their reasonable expenses. Proxies may be solicited by directors, officers and regular employees of First Republic in person, by telephone or by telegraph for which such persons will receive no special compensation.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Common Stock as of March 3, 1997 by (i) each person known to First Republic to own more than five percent of the outstanding shares of the Common Stock, (ii) each member of the Board of Directors and each executive officer named in the Summary Compensation Table, and (iii) all directors and officers of First Republic as a group. The number of outstanding shares of Common Stock, as of March 3, 1997, was 8,925,980.

             BENEFICIAL OWNER               SHARES OWNED(1)(2) PERCENT OF CLASS
             ----------------               ------------------ ----------------
James H. Herbert, II(3)....................       747,873             7.9%
Katherine August-deWilde(3)................       307,430             3.4%
Barrant V. Merrill(3)......................       137,103             1.5%
Willis H. Newton, Jr.......................       111,442             1.2%
Linda G. Moulds............................        88,352             1.0%
Kenneth W. Dougherty(3)....................        78,136             0.9%
James F. Joy(3)............................        64,321             0.7%
Frank J. Fahrenkopf, Jr....................        63,914             0.7%
L. Martin Gibbs............................        59,540             0.7%
Richard Cox-Johnson(3).....................        52,932             0.6%
Roger O. Walther(3)........................        52,693             0.6%
John F. Mangan.............................        20,982             0.2%
All Directors and Officers as a Group
(Currently 14 persons).....................     1,827,733            17.9%
Wellington Management Company, LLP(4)......       915,301            10.3%
75 State Street
Boston, MA 02109
T. Rowe Price Associates, Inc.(5)..........       618,710             6.7%
100 E. Pratt Street
Baltimore, MD 21202
Includes:
T. Rowe Price Small Cap Value Fund,
Inc.(6)....................................       585,862             6.4%
100 E. Pratt Street
Baltimore, MD 21202
Dimensional Fund Advisors Inc.(7)..........       582,019             6.5%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Liberty Investment Management(8)...........       447,171             5.0%
2502 Rock Point Drive, Suite 500
Tampa, FL 33607

--------
(1) All shares of Common Stock not outstanding but which may be acquired by a stockholder listed in the previous table within 60 days of the Record Date by the exercise of any stock option or any other right, or by the conversion of First Republic's 7 1/4% Convertible Subordinated Debentures, due 2002 (the "7 1/4% Debentures"), are deemed to be outstanding for the purposes of calculating beneficial ownership and computing the percentage of the class beneficially owned by such stockholder, but not by any other stockholder. Except as otherwise noted, each stockholder has sole voting and sole dispositive power with respect to such stockholder's shares of Common Stock. Included in the previous table are shares of Common Stock subject to outstanding stock options that are deemed to be beneficially owned by the holders thereof as follows: Mr. Herbert--325,473 shares owned directly and 245, 737 shares owned indirectly in a family partnership; Ms. August-deWilde--244,089 shares; Mr. Newton--96,181 shares; Ms. Moulds--32,127 shares; Mr. Mangan-- 20,982 shares; all other directors--44,321 shares each; all directors and officers as a group--1,335,891 shares. Also included in the above table are shares of Common Stock issuable upon conversion of the 7 1/4% Debentures that are deemed to be owned by the holders thereof as follows: Ms. August-deWilde--4,388 shares; and Mr. Herbert--4,023 shares.
(2) Based solely on its review of the copies of reports of ownership and changes in ownership provided to First Republic by certain reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, or written representations from certain reporting persons, First Republic believes that during the 1996 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one report by Ms. August-deWilde indicating the gift in October 1996 of 352 shares to charity was not filed until November 1996.
(3) Includes shares attributed to: Mr. Herbert from his children (13,234 shares); Ms. August-deWilde from (i) her spouse (5,713 shares) and (ii) her children (1,400 shares); Mr. Merrill from (i) his wife (43,761 shares), (ii) his children (3,713 shares), and (iii) a trust for his wife (8,487 shares); Mr. Dougherty from his wife and children (9,282 shares); Mr. Joy from his wife (20,000 shares); Mr. Cox-Johnson from a family trust (8,611 shares); and Mr. Walther from his wife (3,312 shares).
(4) Based on Amendment No. 2 to Schedule 13G dated January 24, 1997 which indicates that Wellington Management Company has sole voting power over no shares, shared voting power over 255,047 shares, sole dispositive power over no shares and shared dispositive power over 915,301 shares.
(5) Based on Amendment No. 1 to Schedule 13G dated February 14, 1997 which indicates that T. Rowe Price Associates, Inc. has sole voting power over 17,848 shares, shared voting power over no shares, sole dispositive power over 618,710 shares and shared dispositive power over no shares. Included in the shares reported for T. Rowe Price Associates are 279,310 shares which may be acquired upon conversion of the 7 1/4% Debentures. Also included in the shares reported are 585,862 shares with respect to which
    T. Rowe Price Small Cap Value Fund, Inc. is also deemed to be a beneficial owner. See Note 6 below.
(6) Based on Amendment No. 1 to Schedule 13G dated February 14, 1997 which indicates that T. Rowe Price Small Cap Value Fund, Inc. has sole voting power over 585,862 shares, shared voting power over no shares, sole dispositive power over no shares and shared dispositive power over no shares. T. Rowe Price Associates, Inc. is also deemed to be a beneficial owner of these shares. See Note 5 above. Included in the shares reported for T. Rowe Price Small Cap Value Fund are 275,862 shares that may be acquired upon conversion of the 7 1/4% Debentures.
(7) Based on Amendment No. 3 to Schedule 13G dated February 5, 1997 which indicates that Dimensional Fund Advisors Inc. ("Dimensional") has sole voting power over 370,167 shares, shared voting power over 211,852 shares, sole dispositive power over 582,019 shares and shared dispositive power over no shares. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 582,019 shares, all of which shares are held in portfolios of (i) DFA Investment Dimensions Group Inc., a registered open-end investment company, (ii) the DFA Investment Trust Company, a Delaware business trust, or (iii) the DFA Group Trust and DFA
    Participation Group Trust, investment vehicles for qualified employee benefit plans (all of which Dimensional serves as investment manager). Dimensional disclaims beneficial ownership of all such shares.
(8) Based on Amendment No. 1 to Schedule 13G dated December 31, 1996 which indicates that Liberty Investment Management has sole voting power over 447,171 shares, shared voting power over no shares, sole dispositive power over 447,171 shares and shared dispositive power over no shares.

PROPOSAL 1.--ELECTION OF DIRECTORS

  First Republic's Board of Directors consists of ten directors. The directors of First Republic serve three-year terms which are staggered to provide for the election of approximately one-third of the Board members each year. At the Annual Meeting, four directors will stand for reelection.

INFORMATION CONCERNING NOMINEES

  The four persons named below are the Company's nominees for election to the Board of Directors. They are nominated to be Class III directors with terms expiring in 2000.

                      DIRECTOR
     NAME AND AGE      SINCE             PRINCIPAL BUSINESS EXPERIENCE
     ------------     --------           -----------------------------
 James H. Herbert, II   1985   President, Chief Executive Officer and Director.
    52                         From 1980 to July 1985, Mr. Herbert was
                               President, Chief Executive Officer and a
                               director of San Francisco Bancorp. B.S., 1966,
                               Babson College; M.B.A., 1969, New York
                               University; and a member of The Babson
                               Corporation.
 James F. Joy           1985   Director. Mr. Joy is Director--European Business
    59                         Development for CVC Capital Partners Europe
                               Limited and a non-executive director of Sylvania
                               Lighting International. B.S., 1959 and B.S.E.E.,
                               1960, Trinity College; M.B.A., 1964, New York
                               University.
 Barrant V. Merrill     1985   Director. Mr. Merrill is an investor. He is the
    66                         Managing Partner of Sun Valley Partners.
                               Previously, he was General Partner of Dakota
                               Partners and of Galena Partners, and Chairman of
                               Pershing & Co., Inc., a division of Donaldson,
                               Lufkin & Jenrette. B.A., 1953, Cornell
                               University.
 Roger O. Walther       1985   Chairman of the Board of Directors. Mr. Walther
    61                         is Chairman and Chief Executive Officer of ELS
                               Educational Services, Inc., the largest teacher
                               of English as a second language in the United
                               States. Formerly, he served as Chairman of San
                               Francisco Bancorp. He is a director of Charles
                               Schwab & Co., Inc. B.S., 1958, United States
                               Coast Guard Academy; M.B.A., 1961, Wharton
                               School, University of Pennsylvania; and member
                               of the Graduate Executive Board of the Wharton
                               School.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS.
                                              ---
          HERBERT, JOY, MERRILL, AND WALTHER AS CLASS III DIRECTORS.

INFORMATION CONCERNING OTHER DIRECTORS

  The following table sets forth the name of each of the remaining directors of First Republic (other than those identified under "Election of Directors") and certain pertinent information about them.

                          DIRECTOR
       NAME AND AGE        SINCE           PRINCIPAL BUSINESS EXPERIENCE
       ------------       --------         -----------------------------
 Katherine August-deWilde   1988   Executive Vice President, Chief Operating
    49                             Officer and Director. Ms. August-deWilde
                                   served as Chief Financial Officer of First
                                   Republic from July 1985 until August 1988.
                                   Previously, Ms. August-deWilde served as
                                   Senior Vice President and Chief Financial
                                   Officer at PMI Corporation A.B., 1969,
                                   Goucher College; M.B.A., 1975 Stanford
                                   University.
 Richard M. Cox-Johnson     1986   Director. Mr. Cox-Johnson is a director of
    62                             Premier Consolidated Oilfields PLC. Graduate
                                   of Oxford University, 1955.
 Kenneth W. Dougherty       1985   Director. Mr. Dougherty is an investor and
    70                             was previously President of Gill & Duffus
                                   International Inc. and Farr Man & Co. Inc.,
                                   international commodity trading companies.
                                   B.A., 1948, University of Pennsylvania.
 Frank J. Fahrenkopf, Jr.   1985   Director. Mr. Fahrenkopf is President and
    57                             CEO of the American Gaming Association.
                                   Previously, he was a partner in the law firm
                                   of Hogan & Hartson. From January 1983 until
                                   January 1989, he was Chairman of the
                                   Republican National Committee. B.A., 1962,
                                   University of Nevada-Reno; L.L.B., 1965,
                                   University of California-Berkeley.
 L. Martin Gibbs, Esq.      1985   Director. Mr. Gibbs is a partner with the
    59                             law firm of Rogers & Wells, counsel to the
                                   Company. B.A., 1959, Brown University; J.D.,
                                   1962, Columbia University.
 John F. Mangan             1985   Director. Mr. Mangan is an investor and was
    60                             previously President of Prudential-Bache
                                   Capital Partners, Inc., and a Managing
                                   Director of Prudential-Bache Securities,
                                   Inc. B.A., 1959, University of Pennsylvania.

MEETINGS AND ORGANIZATION

  During the fiscal year ended December 31, 1996, the Board of Directors held four regularly scheduled meetings and acted by telephonic board meeting three times. All directors of First Republic attended at least 75% of the meetings of the Board of Directors and committees on which they served during such fiscal year, except Mr. Cox-Johnson, who missed one regular meeting for medical reasons and two telephonic meetings, and Mr. Fahrenkopf, who missed two telephonic meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

  Executive Committee. The primary responsibilities of the Executive Committee are to advise the Company's management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The members of the Executive Committee are Ms. August-deWilde and Messrs. Herbert, Merrill and Walther.

  Compensation Committee. The primary responsibilities of the Compensation Committee are to establish and review the compensation, both direct and indirect, to be paid to First Republic's executive officers and other members of management; to review and submit to the Board of Directors its recommendations with respect to executive compensation plans; and to establish and review periodically First Republic's policies relating to executive perquisites. The members of the Compensation Committee are Messrs. Cox-Johnson, Joy, and Merrill.

  Audit Committee. The primary responsibilities of the Audit Committee are to recommend to the Board of Directors a firm of independent certified public accountants to conduct the annual audit of First Republic's books and records; to review with such accounting firm the scope and results of the annual audit; to review the performance by such independent accountants of professional services in addition to those which are audit related; and to consult with the internal and independent auditors with regard to the adequacy of First Republic's systems of internal controls. Mr. Walther chairs the Company's Audit Committee which also includes two independent directors of the Company's FDIC insured subsidiary.

  During the last fiscal year, there were no meetings of the Executive Committee, one meeting of the Compensation Committee and three actions taken by unanimous written consent, and seven meetings of the Audit Committee.

PROPOSAL 2.--AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK OPTION PLAN

  In 1985, the Company and its stockholders adopted a stock option plan for the purpose of incentivizing eligible employees. At this Annual Meeting, the stockholders are being asked to vote on a proposal to continue the stock option plan and to provide for an additional 100,000 shares for future grants by amending and restating the Company's Stock Option Plan (the "Stock Option Plan") which authorizes the grant of non-qualified stock options and incentive stock options to employees and officers of the Company or its subsidiaries. The Stock Option Plan was approved by the Company's Board of Directors on February 5, 1997, subject to approval by the stockholders.

  The terms and provisions of the Stock Option Plan are summarized below. This summary, however, does not purport to be a complete description of the Stock Option Plan and this description is qualified in its entirety by the terms of the Stock Option Plan. Copies of the actual plan documents may be obtained by any stockholder upon written request to the Secretary to the Company.

PURPOSE

  The Stock Option Plan is an amendment, restatement and continuation of the 1985 Stock Option Plan which expired in 1995. The purpose of the Stock Option Plan is to authorize the grant of (i) non-qualified stock options and (ii) incentive stock options (collectively, "Stock Incentives") to eligible employees of the Company or any subsidiary thereof. This granting of Stock Incentives is intended to benefit the Company by giving such eligible employees a greater personal interest in the success of the enterprise and an added incentive to continue and advance in their service to the Company and its subsidiaries.

ADMINISTRATION

  The Stock Option Plan will be administered by the Compensation Committee (the "Committee"). The Committee has exclusive authority to authorize the granting of Stock Incentives. Any interpretation and construction of any provision of the Stock Option Plan made by the Committee shall be final, binding and conclusive on all persons having any interest thereunder.

SECURITIES SUBJECT TO THE STOCK OPTION PLAN

  The shares issued upon an exercise of a Stock Incentive under the Stock Option Plan may be either (i) authorized but unissued shares or (ii) Treasury shares of Common Stock of the Company. The maximum aggregate number of shares which may be made the subject of Stock Incentives granted under the Stock Option Plan may not exceed 100,000. Not more than 50,000 shares may be made the subject of Stock Incentives granted under the Stock Option Plan to any one individual on or after February 5, 1997.

ELIGIBILITY

  Any employee of the Company or of a subsidiary thereof, including an officer or director who is also an employee, who in the judgment of the Committee can contribute significantly to the growth and successful operations of the Company or a subsidiary may receive a Stock Incentive. At this present time, the Company does not intend to grant any of the additional 100,000 shares in the amended and restated Stock Option Plan as Stock Incentives to its executive management team consisting of the President and Chief Executive Officer, the Executive Vice President and Chief Operating Officer, and the Senior Vice President and Chief Financial Officer.

STOCK INCENTIVES

  The Stock Incentives will have exercise prices not less than 100% of the fair market value (as defined in the Stock Option Plan) of the Common Stock at the date of grant. Unless otherwise provided by the particular Stock Incentive, the exercise price may be paid, in whole or in part, (i) in cash;
(ii) by certified or cashier's check payable to the order of the Company;
(iii) in shares of Common Stock valued at fair market value at the time of exercise; or (iv) by payment of cash equal to the par value of each share multiplied by the number of shares purchased and the remaining proceeds by promissory note subject to the terms and conditions as authorized by the Committee in its discretion and as set forth in the initial grant of the Stock Incentive. As an alternative to payment in full by the recipient of the Stock Incentive (the "Optionee") of the exercise price, the Committee, in its discretion, may allow an Optionee, upon exercise of the Stock Incentive, to receive from the Company cash in an amount equal to the excess of the value of one share over the exercise price times the number of shares as to which the Stock Incentive is exercised or the number of whole shares of Common Stock having an aggregate value not greater than such excess.

  The Optionee will be able to exercise Stock Incentives from time to time as specified in the particular Stock Incentive. The Committee shall determine the expiration date of the Stock Incentives, which date, with respect to non-qualified stock options, shall be no later than ten years and one month from the date of grant or, if earlier, the employee's normal retirement date. With respect to incentive stock options, such date shall be no later than ten years from the date of grant or, if earlier, the employee's normal retirement date. Except in the circumstances described below, the Stock Incentives to be granted under the amended and restated stock option plan must be exercised during the period the Optionee is in the employ of the Company. If an Optionee's service to the Company terminates by reason of Disability (as defined in the Stock Option Plan), the Optionee may exercise his Stock Incentives on, or any time within, the 12 months following the date of such termination to the extent that the Optionee was entitled to exercise the Stock Incentive at the date of the termination (but in no event after the date of expiration of the Stock Incentive). If an Optionee dies while in the service of the Company or within three months after termination of such service, his Stock Incentive is exercisable by the Optionee's legal representative for the period of 12 months next succeeding the date of his death, to the extent that the Optionee was entitled to exercise the Stock Incentive on the date next succeeding the date of death. Upon voluntary termination of the Optionee's employment by the Optionee or upon the termination of the Optionee's employment for cause, all Stock Incentives held by the Optionee shall automatically expire on the date of such termination. If the Optionee's employment by the Company terminates for any reason other than death, Disability (as defined in the Stock Option Plan), for cause, or voluntary termination by the Optionee, the Optionee may exercise his Stock Incentives for a period of one month following the termination to the extent that the Optionee was entitled to exercise the Stock Incentive at the date of the termination. Subject to the above conditions, the exercise price and duration of the Stock Incentives will be set by the Committee.

SPECIAL LIMITATIONS FOR INCENTIVE STOCK OPTIONS

  As required by law, the Stock Option Plan imposes certain limitations upon the exercise of incentive stock options, including the following limitations:

    (i) The aggregate fair market value (determined at the time the incentive stock options are granted) of the shares of Common Stock of the Company with respect to which incentive stock options under the Stock

  Option Plan or any other plan are exercisable for the first time by any Optionee during any calendar year shall not exceed $100,000.

    (ii) If an incentive stock option is to be granted to an employee who immediately before such grant owned 10% or more of the total combined voting power of all classes of stock of the Company, the exercise price per share of Common Stock shall be not less than 110% of the fair market value at the time of the grant of the incentive stock option, and the incentive stock option shall expire not more than five years from the date of grant.

STOCKHOLDER RIGHTS

  No Optionee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title, or interest in or to any shares of Common Stock allocated or reserved for the Stock Option Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been previously sold, issued or transferred to him.

  No Stock Incentive or right under the Stock Option Plan shall be assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise. Notwithstanding the foregoing, no Stock Incentive shall be subject to execution, attachment or similar process or be transferable other than (i) by will or the laws of descent and distribution and (ii) in the case of certain non-qualified stock options, by the Optionee to certain family members or entities created for the benefit of such family members.

AMENDMENT AND TERMINATION

  The Stock Option Plan may be amended by the Board at any time, provided that, without the approval by the holders a majority of the outstanding shares of voting stock of the Company, no amendment shall be made which would increase the aggregate number of shares of common stock which may be made the subject of Stock Incentives, materially increase the benefits of participants, or modify the requirements as to eligibility for participation. In any event, the Board may amend the Stock Option Plan to comply with any requirement of applicable law or regulation.

  No Stock Incentive shall be granted under the Stock Option Plan after ten years from the earlier of (i) the date of adoption of the Stock Option Plan by the Board or (ii) the date the Stock Option Plan is approved by the shareholders.

FEDERAL TAX CONSEQUENCES

  In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an Optionee or a deduction for the Company. To receive special tax treatment as an incentive stock option under the Internal Revenue Code of 1986, as amended (the "Code") as to shares acquired upon exercise of an incentive stock option, an Optionee must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the transfer of the shares to the Optionee pursuant to exercise of the option. In addition, the Optionee must be an employee of the Company or a qualified Company subsidiary at all times between the date of grant and the date three months (one year in the case of death or disability) before exercise of the option. Special tax treatment as an incentive stock option under the Code generally allows the sale of Common Stock received upon the exercise of an incentive stock option to result in any gain being treated as a capital gain to the Optionee, but the Company will not be entitled to a tax deduction. However, the exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied) will give rise to income includable by the Optionee in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the option price.

  If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. Such gain will be equal to the difference between the option price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) The Company will generally be entitled to a deduction equal to the amount of such gain included by an Optionee as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that exercise of the Stock Incentive is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  No income will be recognized by an Optionee at the time a non-qualified stock option is granted. Generally, ordinary income will, however, be recognized by an Optionee at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the option price. The Company will generally be entitled to a deduction for Federal income tax purposes in the same amount as the amount included in ordinary income by the Optionee with respect to his or her non-qualified stock option.

  Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the option price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the Stock Incentive is permitted other than by cash payment of the exercise price, various special tax rules may apply.

  Additional special tax rules may apply to those Optionees who are subject to
Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

  The foregoing tax discussion is a general description of certain expected Federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND
                                             ---
                   RESTATE THE COMPANY'S STOCK OPTION PLAN.

PROPOSAL 3.--ADOPTION OF 1997 RESTRICTED STOCK PLAN

  The stockholders are being asked to vote on a proposal to adopt the Company's 1997 Restricted Stock Plan (the "Restricted Stock Plan") which authorizes the issuance of 233,691 shares of restricted stock to certain officers, employees and directors. The Restricted Stock Plan was approved by the Company's Board of Directors on February 5, 1997, subject to approval by the stockholders.

  The terms and provisions of the Restricted Stock Plan are summarized below. This summary, however, does not purport to be a complete description of the Restricted Stock Plan and this description is qualified in its entirety by the terms of the Restricted Stock Plan. Copies of the actual plan documents may be obtained by any stockholder upon written request to the Secretary to the Company.

PURPOSE

  The purpose of the Restricted Stock Plan is to authorize the grant of restricted stock to certain officers, employees and directors of the Company or any subsidiary thereof in order to provide a benefit to those officers, employees and directors of the Company and its subsidiaries in light of the fact that they have waived a tax pass-through right in certain non-qualified stock option agreements, and to induce these officers, employees and directors of the Company to remain with the Company and its subsidiaries and to provide them with long-term incentives for sustained high levels of performance.

ADMINISTRATION

  The Restricted Stock Plan will be administered by the Compensation Committee (the "Committee"). The Committee has exclusive authority to authorize the granting of restricted stock. Any interpretation and construction of any provision of the Restricted Stock Plan made by the Committee shall be final, binding and conclusive on all persons having any interest thereunder (subject to special rules in the event of a Change in Control (as defined below)).

  "Change in Control" means the consummation of any one of the following transactions during the term of the Restricted Stock Plan:

    (i) the Company or any of its subsidiaries merges or consolidates with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities ("Voting Securities") of the Company or any of its subsidiaries (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total Voting Securities of the Company or any of its subsidiaries, or of such surviving entity, outstanding immediately after such merger or consolidation;

    (ii) the Company or any of its subsidiaries liquidates or dissolves, or sells, leases, exchanges or otherwise transfers or disposes of all or substantially all of the Company's assets;

    (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, or (C) the Company (with respect to its ownership of the stock of any of the Company's subsidiaries), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or any of its subsidiaries representing 50% or more of the Voting Securities; or

    (iv)(A)(I) the shareholders of the Company or any of its subsidiaries approve a merger or consolidation of the Company or any of its subsidiaries with any other corporation, other than a merger or consolidation which would result in beneficial owners of Voting Securities of the Company or any of its subsidiaries (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the total Voting Securities of the Company or any of its subsidiaries, or of such surviving entity, outstanding immediately after such merger or consolidation, or (II) any person (as such term is used in Sections 13(d) or 14(d) of the Exchange
  Act), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company, or (z) the Company (with respect to the Company's ownership of the stock of any of the Company's subsidiaries) is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or any of its subsidiaries representing 25% or more of the Voting Securities of such corporation, and

    (B) within 12 months of the occurrence of such event, a change in the composition of the Board occurs as a result of which 60% or fewer of the directors are Incumbent Directors (as defined in the Restricted Stock
  Plan).

SECURITIES SUBJECT TO THE PLAN

  The shares awarded under the Restricted Stock Plan will be of Common Stock and will consist of either (i) authorized but unissued shares or (ii) Treasury shares. The maximum aggregate number of shares to be issued under the Restricted Stock Plan shall not exceed 233,691 shares all of which have been granted as of February 5, 1997. Shares of restricted stock that are forfeited may not be the subject of further grants of a type for which the shares were initially available.

  The following table sets forth certain information concerning the shares of Restricted Stock granted to each nominee for director, the executive officers named in the Summary Compensation Table, all current executive officers of the Company and its subsididaries as a group, all non-employee directors of the Company and its subsidiaries as a group, and all non-executive employees of the Company and its subsidiaries as a group:

                               NEW PLAN BENEFITS
                          1997 RESTRICTED STOCK PLAN

                                                                      NUMBER
     NAME AND POSITION                                              OF UNITS(1)
     -----------------                                              -----------
     James H. Herbert, II..........................................   114,929
     James F. Joy..................................................     5,561
     Barrant V. Merrill............................................     5,561
     Roger O. Walther..............................................     5,561
     Katherine August-deWilde......................................    47,270
     Willis H. Newton, Jr..........................................    11,044
     Linda G. Moulds...............................................     8,745
     All executive officers of the Company and its subsidiaries....   181,988
     All non-employee directors of the Company and its
      subsidiaries.................................................    47,372
     All non-executive officer employees of the Company and its
      subsidiaries.................................................     4,331

--------
(1) On February 5, 1997, the date of the grant for the restricted stock shares, the closing price of the Company's Common Stock was $19.50.

ELIGIBILITY

  The Committee has, in its discretion, granted restricted stock to officers, employees and directors of the Company and its subsidiaries as it deemed appropriate (the "Grantees"). In determining the eligibility of an officer, employee and director to receive a grant of restricted stock, the Committee considered, among other things, the fact that such officer, employee or director has given up a tax pass-through right under various stock option agreements with the Company.

PARTICIPATION AND GRANTS OF RESTRICTED STOCK

  The Restricted Stock Plan provides for the granting of shares of restricted stock to eligible officers, employees and directors. The shares of restricted stock are shares of Common Stock of the Company which are forfeitable and nontransferable for a specified period of time. Unless otherwise provided in the applicable award agreement, the restrictions will lapse for 20% of such shares each year beginning on February 28, 1998 and each February 28th thereafter. If the Grantee's service to the Company and its subsidiaries is terminated on account of death or Disability (as defined in the Restricted Stock Plan) or is terminated by the Company for any reason subsequent to a Change in Control other than for Cause (as defined in the Restricted Stock
Plan) prior to the lapsing of restrictions, such restrictions shall lapse. If a Grantee's service to the Company is terminated by the Company for Cause (as defined in the Restricted Stock Plan) or is terminated by the Grantee for any reason prior to the lapsing of restrictions, shares of Common Stock still subject to such restrictions shall be forfeited. With respect to a Grantee who is a non-employee director at the time of grant, in the event that the Grantee ceases to be a director (and is not an employee at that time), other than (i) for Cause, (ii) on account of the Director's voluntary resignation or (iii) on account of the Grantee's choosing not to seek reelection, during the applicable period of forfeiture, restrictions will immediately lapse on all restricted stock granted to the applicable Grantee.

STOCKHOLDER RIGHTS

  Subject to the restrictions discussed above, a Grantee shall have, in respect of the shares of restricted stock granted to such Grantee, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends, which dividends shall be held by the Company (unsegregated as a part of its general assets) until the restrictions with respect to such shares lapse and shall be forfeited if the underlying shares are forfeited.

AMENDMENT AND TERMINATION

  The Restricted Stock Plan shall terminate on, and no restricted stock shall be granted hereunder on or after, the ten-year anniversary of the approval of the Restricted Stock Plan by the shareholders. However, the Board may, at any time prior to that date, terminate the Restricted Stock Plan.

  The Board may amend the Restricted Stock Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to restricted stock previously granted unless such amendments are required in order to comply with applicable laws. However, the Board may not make any amendment in the Restricted Stock Plan that would, if not approved by the shareholders, cause the Restricted Stock Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the shareholders is obtained.

FEDERAL TAX CONSEQUENCES

  There will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of such risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the stock at such time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of such shares. Special tax rules would apply if the recipient of a restricted stock grant were to timely make an election under
Section 83(b) of the Code.

  Additional special tax rules may apply to those Grantees who are subject to
Section 16 of the Exchange Act. The foregoing tax discussion is a general description of certain expected Federal income tax results under current law, and all affected individuals should consult their own advisor if they wish any further details or have special questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT
                                               ---
                        THE 1997 RESTRICTED STOCK PLAN.

PROPOSAL 4.--APPROVAL OF SELECTION OF AUDITORS

  A resolution will be presented at the Annual Meeting to ratify the Board of Directors' appointment of KPMG Peat Marwick LLP as independent auditors to audit the Company's financial statements for the year ending December 31, 1997. KPMG Peat Marwick LLP has audited the Company's financial statements for each year since 1989.

  During 1996, First Republic made no changes in, and had no disagreements with, its independent auditors on accounting and financial disclosure. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement if he desires to do so. It is expected that such representative will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF
                                                  ---
                          THE SELECTION OF AUDITORS.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  Each non-employee director of the Company receives a fee for each regularly scheduled meeting of the Board of Directors that he attends, except that First Republic pays Mr. Walther, who does not receive a fee per board meeting attended, a consulting fee for his services in marketing First Republic's banking services, including its deposit gathering and loan programs, and for his consulting services with respect to the management, administration, operations and financing of First Republic. For 1996, Mr. Walther received a consulting fee of $5,417 per month. Non-employee directors received $1,500 per meeting attended in 1996. Effective February 5, 1997, non-employee directors receive $2,500 per meeting attended. The members of the Board of Directors are also reimbursed for their out-of-pocket expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. In the fiscal year ended December 31, 1996, the Board of Directors held four regularly scheduled meetings and the total cash compensation paid to non-employee directors was $105,500, including $65,000 of consulting fees paid to Mr. Walther.

  In lieu of paying higher cash directors' fees to its non-employee directors, to more closely match their long term interests with those of other stockholders, and to properly compensate for the responsibilities and risk, both business and regulatory, of being on the board of a holding company of a federally insured institution, First Republic has from time to time granted stock options to each non-employee director of the Company. During 1996, 7,500 stock options were granted to each non-employee director of the Company and its subsidiary; such grants were conditioned upon stockholder approval which was obtained at the 1996 Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows for the fiscal years ending December 31, 1996, 1995, and 1994, certain compensation paid by the Company, including salary, bonuses, stock options, and certain other compensation, to its Chief Executive Officer and its three other most highly compensated executive officers for the fiscal year ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                           LONG TERM
                                                          COMPENSATION
                                  ANNUAL COMPENSATION        AWARDS
                               -------------------------- ------------
                                                           OPTIONS BY  ALL OTHER
                                              PERFORMANCE  NUMBER OF    COMPEN-
  NAME & PRINCIPAL POSITION    YEAR SALARY(1)  BONUS(2)    SHARES(3)   SATION(4)
  -------------------------    ---- --------- ----------- ------------ ---------
James H. Herbert, II.........  1996 $379,500   $509,926         --      $19,785
President and Chief Executive
 Officer                       1995 $379,500        --      170,000     $28,119
                               1994 $379,500   $290,686         --      $25,294
Katherine August-deWilde.....  1996 $192,500   $258,655         --      $15,874
Executive Vice President and
 Chief Operating Officer       1995 $192,500        --       75,000     $28,119
                               1994 $192,500   $147,448         --      $25,294
Willis H. Newton, Jr.........  1996 $159,500   $214,241         --      $16,458
Senior Vice President and
 Chief Financial Officer       1995 $159,500        --       45,000     $28,119
                               1994 $159,500   $122,129         --      $25,294
Linda G. Moulds(5)...........  1996 $101,200   $135,928         --      $15,423
Vice President, Controller
 and Secretary                 1995 $101,200        --       25,000     $22,628
                               1994 $101,200   $ 77,487         --      $25,294

--------
(1) Includes amounts earned but deferred into the Company's 401(k) plan at the election of the executive.
(2) Under the Company's Executive Performance Bonus Pool Program, senior executives share in the performance bonus pool which is equal to 5% of the Company's earnings before taxes and bonuses. In 1995, no bonus was paid because the Company's pre-tax, pre-bonus earnings did not exceed a specified minimum threshold. See "Compensation Committee Report to Stockholders--The Executive Performance Bonus Pool Program-Tied To Earnings."
(3) Options by Number of Shares for 1995 represents the maximum total number of shares as to which the named optionees were granted 1995 Performance-Based Contingent Stock Options during 1995, including all shares that vest only if the Company achieves the performance levels specified in those options. Upon grant, 20% of the 1995 options vested and an additional 27% vested in 1996 as a result of the Company meeting its goals; approximately 53% of such 1995 option grants have not vested as of March 3, 1997. See "Compensation Committee Report to Stockholders--Long-Term Incentives."
(4) Consists of the Company's matching payments under its 401(k) plan and the dollar value at year end of shares earned under the Company's Employee Stock Ownership Plan ("ESOP"). The amounts under these two plans in 1996 were $7,500 and $7,923, respectively for each of Mr. Herbert, Ms. August-deWilde, Mr. Newton and Ms. Moulds. The amounts under these two plans in 1995 were $7,500 and $20,619, respectively, for each of Mr. Herbert, Ms. August-deWilde, and Mr. Newton; and $6,038 and $16,590 for Ms. Moulds. The amounts under these two plans in 1994 were $7,500 and $17,794, respectively for each of Mr. Herbert, Ms. August-deWilde, Mr. Newton, and Ms. Moulds. Additionally, in 1996 all other compensation includes the estimated dollar value of the benefit from Company paid split-dollar life insurance premiums equal to $4,513 for Mr. Herbert, $602 for Ms. August-deWilde, and $1,186 for Mr. Newton.
(5) Effective February 28, 1997, Linda G. Moulds resigned from her position with the Company. Ms. Moulds will continue as a director of the Company's subsidiary, First Republic Savings Bank. In February 1997, Ms. Moulds exercised stock options covering 38,191 shares of common stock.

OPTION EXERCISES AND YEAR-END VALUES

  None of the executive officers named in the Summary Compensation Table exercised any stock options during the year ended December 31, 1996. The following table presents information concerning options held at December 31, 1996 by such named executive officers.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                    NUMBER OF          VALUE OF
                                                   UNEXERCISED    UNEXERCISED IN-THE-
                                                   OPTIONS AT        MONEY OPTIONS
                           SHARES                FISCAL YEAR-END    AT FISCAL YEAR-
                         ACQUIRED ON    VALUE      EXERCISABLE/   END($) EXERCISABLE/
          NAME           EXERCISE(#) REALIZED($) UNEXERCISABLE(1) UNEXERCISABLE(1)(2)
          ----           ----------- ----------- ---------------  -------------------
James H. Herbert, II....      --          --     571,210/147,805  $3,385,572/$437,110
Katherine August-
deWilde.................      --          --     244,089/64,308   $1,356,054/$191,123
Willis H. Newton, Jr....      --          --      96,181/33,689   $  449,703/$105,324
Linda G. Moulds.........      --          --      70,318/19,395   $  385,947/$ 59,809

--------
(1) The only unexercisable options outstanding at December 31, 1996 were the unvested 1995 Performance-Based Contingent Stock Options discussed above and certain 1992 Performance-Based Contingent Stock Options discussed below under "Compensation Committee Report to Stockholders--Long-Term Incentives."
(2) Based upon fair market value of the Company's Common Stock at December 31, 1996.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

  The following performance graph depicts the value of investment (change in the stock price plus reinvested dividends) for each monthly period from January 1, 1992 to December 31, 1996 for the Company, the S&P 500 and a group of peer institutions whose investment has been weighted based on market capitalization (price times shares outstanding). Companies in the peer group are as follows: Bay View Capital Corp., California Financial

Holding Corp., Citadel Holding Corp., Coast Savings Financial, Inc., Downey Savings & Loan Association, FirstFed Financial Corp., SFFed Corp., and Westcorp, Inc. These companies are publicly traded holding companies of California-based savings and loan institutions and have been selected by senior management, with assistance from an independent party, based on similarities in geographic location, asset size and type of business activity. The stock performance graph assumes $100 invested on January 1, 1992 in First Republic Common Stock, the S&P 500 and the group of peer institutions. There has been no change in either index used in this graph from those presented in the Company's proxy statements for 1996, 1995 or 1994, except that SFFed Corp. was removed for the 1996 calendar year due to its acquisition.

  The historical stock prices shown in the graph are not necessarily indicative of future price performance.

                          FIRST REPUBLIC BANCORP INC.
               STOCK PRICE PERFORMANCE WITH DIVIDEND REINVESTED

LOGO
                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                             AMONG FIRST REPUBLIC
                      S&P 500 INDEX AND INDUSTRY GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           FIRST       S&P          INDUSTRY
(Fiscal Year Covered)        REPUBLIC    500 INDEX    GROUP
---------------------        --------    ---------    ----------
Measurement Pt-12/31/1991    $100.00     $100.00      $100.00
                               87.50       98.14       103.54
                               90.28       99.41       115.74
                               94.44       97.47       113.38
                               84.72      100.34       108.92
                               81.25      100.83       114.13
                               79.86       99.33       108.59
                               85.41      103.39       104.37
                               75.00      101.27        90.94
                               69.44      102.46        80.97
                               61.11      102.81        84.04
                               65.28      106.31        90.89
FYE 12/31/1992               $ 63.19     $107.62      $100.64
                               70.83      108.52       121.25
                               77.25      110.00       127.01
                               74.39      112.32       126.72
                               67.95      109.60       107.90
                               71.53      112.53       108.96
                               74.39      112.86       111.83
                               73.67      112.41       117.12
                               77.96      116.68       126.90
                               93.70      115.78       135.47
                               87.98      118.18       133.37
                               82.97      117.05       117.74
FYE 12/31/1993               $ 81.54     $118.46      $118.00
                               89.41      122.49       113.31
                               93.56      119.17       111.33
                               86.20      113.97       105.69
                               77.36      115.43       109.81
                               81.78      117.33       120.05
                               85.46      114.45       125.90
                               81.04      118.21       123.57
                               86.20      123.06       127.26
                               78.83      120.05       124.10
                               73.67      122.75       111.76
                               61.88      118.28        97.59
FYE 12/31/1994               $ 66.31     $120.03      $ 97.29
                               59.67      123.14        97.47
                               61.15      127.94       109.14
                               65.57      131.72       115.28
                               71.46      135.60       131.33
                               77.36      141.02       134.81
                               75.15      144.29       139.64
                               74.41      149.08       148.13
                               81.04      149.45       176.30
                               76.62      155.76       169.04
                               72.94      155.20       163.05
                               66.31      162.01       179.52
FYE 12/31/1995               $ 77.36     $165.13      $184.55
                               78.83      170.76       174.64
                               76.62      172.34       179.28
                               72.20      174.00       187.84
                               86.93      176.56       188.71
                               87.67      181.12       191.99
                               90.62      181.81       192.00
                               75.15      173.77       192.74
                               78.83      177.44       205.52
                               92.09      187.43       210.87
                               90.62      192.59       224.53
                              105.35      207.15       239.34
FYE 12/31/1996               $ 98.72     $203.05      $236.85

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

  The Compensation Committee of the Board of Directors (the "Compensation Committee") consists of Mr. Richard Cox-Johnson, Mr. Barrant V. Merrill, and Mr. James F. Joy, none of whom are currently officers or employees of the Company. The Compensation Committee is responsible for setting and administering the Company's policies governing senior executive compensation, subject to approval by the Board of the Directors of the Company. Mr. Joy is a trustee for the Company's Employee Benefit Plans, including its Employee Stock Ownership Plan ("ESOP"), its Employee Stock Option Plan, and its Employee Stock Purchase Plan. The Compensation Committee evaluates the performance of the senior executives and determines compensation policies, programs, and levels for the senior executive officers. The full Board of Directors reviews the Compensation Committee's recommendations regarding the compensation of executive officers.

COMPENSATION PHILOSOPHY

  The Compensation Committee's compensation philosophy is based upon the belief that executive compensation should strongly reflect the achievement of results as measured by key indicators of Company performance, including both short term and longer term. The Compensation Committee has developed executive compensation programs designed to incentivize and reward executives for their contribution to Company performance that creates value for stockholders. The Company has adopted an Executive Bonus Pool Program that ties annual cash bonus awards to the Company's annual earnings.

  Since May 1992, the Company's executives also have participated in a long-term incentive program under which Performance-Based Contingent Stock Options are directly linked to significant, targeted increases in the Company's tangible book value per share.

  The Compensation Committee believes that earnings growth and increases in tangible book value per share are the primary determinants in creating value for stockholders over time.

  The Company's executive compensation is based upon the following goals and policies:

  . A significant portion of executive compensation should be incentive compensation that is directly linked to the Company's annual performance.

  . Incentive compensation should be based on measures of Company performance that are most meaningfully related to the creation of value for stockholders, specifically the level of earnings and tangible book value per share, over time.

  . Compensation programs should support the long term strategic goals and objectives of the Company.

  . Compensation programs should incentivize and reward individuals for outstanding contributions to the Company's success.

  . Short-term and long-term compensation play a critical role in attracting, retaining and motivating well qualified, performance-orientated executives who function as a team.

  In addition, the Compensation Committee believes that executive compensation is intended to reward the Company's senior executives for continuing efforts to build a high-quality, customer driven, stable banking institution. Since the founding of the Company in 1985, First Republic Savings Bank, the operating subsidiary, has become the 29th largest financial institution in California and Nevada. Over the past five years, including difficult and recessionary economic conditions, the Company has grown substantially while maintaining asset-quality and capital strength levels that exceed industry standards.

  The Company's earnings for 1996 increased significantly from the prior year's earnings which were adversely affected by the continuing recession in California, the lingering effects of the 1994 Northridge earthquake on the Company's multifamily loan portfolio in Los Angeles and the delayed effects of rapidly rising interest rates. In 1996, the Company experienced an improved level of asset quality, higher loan originations, expansion of the deposit franchise and sound core earnings.

  In 1996, the Company achieved the following results:

  . Total assets exceeded $2.1 billion, an increase of 13% for the year.

  . Net income of $12.5 million was a new record for the Company, more than ten times 1995 net income.

  . Tangible book value per share increased by $1.70 during the year to $16.46 at December 31, 1996. This level represents a 72% increase achieved over the past five years or a compounded annual growth rate of 11.4% after taxes.

  . Total capital passed $204 million, or 14.8% of risk-adjusted assets and well above regulatory requirements.

  . Loan originations increased 45% to $848 million in 1996.

  . Customer deposits grew 19% to $1.35 billion, reflecting an expanding deposit franchise, which now includes thirteen branch offices in four major metropolitan markets.

  . The Company completed the merger of its two thrift and loan subsidiaries.

  . Average assets per full-time employee at the end of 1996 were $12.9 million.

  . Nonaccruing loans and REO at December 31, 1996 declined 33% from mid-year levels and represented only 1.32% of total assets.

  . General and administrative expenses for 1996, as a percentage of assets, remained at an efficiently low level of 1.17%.

  The Compensation Committee believes that since inception, the Company has relied heavily on a team of highly-motivated senior executives to produce results. The Compensation Committee further believes that the Company's emphasis on high quality customer service, cost-efficient operations, combined with capital strength and prudent risk management will continue to require significant efforts by its senior executives, and that those efforts are a major contributing factor to the Company's success. The results produced by the senior executives have been achieved during a period of significant uncertainty and risk in the savings and loan and banking industries and recent difficult and recessionary economic conditions and natural disasters in the Company's California markets. The Company's compensation policies are intended to encourage superior efforts by its executives.

  The Company's executive compensation consists primarily of three components, which taken together are intended to implement the Compensation Committee's overall compensation philosophy.

BASE SALARY

  Base salaries for executives are reviewed by the Compensation Committee on an annual basis. There has been no increase in base salary for any of the executive officers named in the Summary Compensation Table, including the President and Chief Executive Officer (the "President and CEO"), since January 1994. In October 1996, the Compensation Committee decided that the Company's four senior executives will receive an increase in base salary of approximately 8.5% for 1997, representing a cost of living adjustment for the effects of inflation over the prior three years. The last prior increase in base salaries was approved by the Compensation Committee in October 1993 for the 1994 fiscal year. Additionally, as a result of her promotion to Chief Operating Officer of the Company, Ms. August-deWilde has received an incremental raise in her base salary for 1997 of approximately 15%.

  Except for the inflationary and promotion-related adjustments described above, the determination that no increase in base salary would be made in 1997 over the base salary levels established for 1994 to 1996 reflects the Compensation Committee's belief that incentive compensation directly tied to Company performance should continue to constitute a significant portion of each executive's total compensation (approximately 57% during 1996 and 43% during 1994).

  Base salaries for the executive officers named in the Summary Compensation Table, including the President and CEO, have been established at levels that are competitive with salaries for executives performing similar duties for banking and thrift institutions of comparable size. For the purpose of establishing these levels, the Compensation Committee has compared the Company to a self-selected group of companies with generally similar characteristics. The comparison group is subject to change as the Company or its competitors change their focus, merge or are acquired, or as new competitors emerge.

THE EXECUTIVE BONUS POOL PROGRAM-TIED TO EARNINGS

  The Executive Bonus Pool Program was designed in 1990 to reflect the Compensation Committee's belief that maximizing earnings contributes significantly to stockholder value. Accordingly, the plan is funded from a pre-set portion of the Company's earnings before taxes and bonuses adjusted for loan loss experience. The bonus payments are based upon earnings and all actual loan losses directly reduce the amount of the bonuses, thereby creating a very direct incentive for senior executives to work to maintain asset quality. The pool has been set at 5% of pre-tax, pre-bonus earnings after all loan losses and reserves. Individual bonus payments for senior executives are based upon relative base salary levels. Also under the bonus program, in effect from 1990 through 1995, no bonus was paid unless pre-tax, pre-bonus earnings exceeded a specified minimum threshold.

  The threshold earnings level was established prior to the beginning of each fiscal year and was $9,000,000 for 1994. For 1995, the threshold earnings level was increased to $10,000,000. In 1995, the Company's pretax earnings were below the minimum threshold level, primarily due to the lingering effects of the Northridge earthquake and the delayed effects of the rapid rise in interest rates which occurred in 1994 but adversely impacted the Company's net interest income in 1995. Therefore, no amounts were earned under the Executive Bonus Pool Program and no cash compensation other than base salary was paid to the executive officers named in the Summary Compensation Table.

  In the fall of 1995, the Compensation Committee engaged the independent consulting firm of Deloitte & Touche to review the Company's Executive Bonus Pool Program in comparison to peer group companies. Following this review, Deloitte & Touche recommended modifications to the Company's program. As a result of this process, the Compensation Committee recommended and the Board of Directors adopted certain changes to the Executive Bonus Pool Program for 1996, 1997 and future years. The pool will be retained as 5% of pre-tax, pre-bonus earnings; however, the minimum threshold has been eliminated, allowing for the payment of some bonus at various levels of results. Additionally, the pool has been divided into three independently measured components. For 1996 and 1997, 65% of the bonus pool is based on pretax earnings, 20% is based on meeting an asset quality standard and 15% is based on a subjective assessment to be determined by the Board. If nonperforming loans and REO exceed 2.50% of total assets or $50 million on average for each quarter-end, the asset quality measures will not be met. If, in the view of the Board, the Company does not achieve the goals, objectives, and standards sufficient to meet the subjective assessment, then up to 15% of the bonus pool will not be earned. The Compensation Committee determined that the quantitative asset quality standard was met for 1996 and that the Company exceeded the criteria established for the subjective component; accordingly, 100% of the executive bonus pool for 1996 was paid to the four executive officers named in the Summary Compensation Table.

  The Compensation Committee believes that the Company's Executive Bonus Pool Program, including the modifications adopted for 1996 and future years, provides an excellent and direct link between the value created for stockholders and the incentive compensation to be paid to executives.

LONG-TERM INCENTIVES

  Long-term incentive compensation is provided through grants of stock options to the four senior executives and others. This component of compensation is intended to retain and motivate executives to improve long-term results and ultimately tangible book value and stock performance. Stock options have been granted at or above the market price of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases.

  The four executive officers named in the Summary Compensation Table are eligible to receive stock options under the Company's Stock Option Plan, first adopted in 1985. Since inception of that plan, an aggregate of 803,797 options have been granted to employees, including 278,486 to the President and CEO and 154,889 to the remaining three named executive officers. Since May 1991, the Company has not awarded any options to such named executive officers under the Stock Option Plan.

  In 1991, the Company granted non-qualified, ten-year stock options covering 53,045 shares of the Company's common stock to the President and CEO and covering an aggregate of an additional 53,045 shares to the other three named executive officers.

  In May 1992, the Compensation Committee approved the creation of non-qualified, ten-year, Performance-Based Contingent Stock Options (the "1992 Performance-Based Contingent Stock Options") covering an aggregate of 477,405 shares of the Common Stock. Options covering a total of 424,360 shares of the Common Stock were granted on May 7, 1992 to the named executive officers at an exercise price of $14.84 per share, the closing price of the Company's Common Stock on the date of grant, including options on 249,311 shares granted to the President and CEO.

  One of the features of the 1992 Performance-Based Contingent Stock Options was the incentive vesting provision, which operated so that the options may be exercised only to the extent that they have vested. The options vested as to 20% of the underlying shares immediately upon grant, but provide that the vesting as to the remaining 80% of the underlying shares occurs upon the achievement of significant, targeted annual increases in the Company's net tangible book value per share on or before December 31, 1995, or upon the occurrence of certain events prior to May 2002 relating to extraordinary transactions, including a merger or consolidation of the Company, a sale, lease, exchange or other disposition of all or substantially all of the assets of the company, a liquidation or dissolution of the Company, or the acquisition of, or offer for, 25% or more of the Company's issued and outstanding Common Stock by any person or group. As a result of the Company achieving an actual tangible book value per share in excess of the targeted amounts at December 31, 1992, 1993, and 1994, 76.9% of the 1992 Performance-Based Contingent Stock Options were vested as of February 15, 1995. Because the final target amount was not achieved by December 31, 1995, 97,943 shares of 1992 Performance-Based Contingent Stock Options granted to the Company's named executive officers remain unvested, subject to the occurrence of certain events discussed above.

  In May 1995, the Company's stockholders approved the 1995 Performance-Based Contingent Stock Option Plan covering 350,000 shares for senior executives and management of the Company for the years 1996 through 1998. The 1995 Performance-Based Contingent Stock Options are designed to continue the long-term, performance-based incentives to the Company's senior executives and other key members of management which was initiated with the 1992 Performance-Based Contingent Stock Options.

  The 1995 Performance-Based Contingent Stock Options vested as to 20% of the underlying shares upon grant, but will only vest as to the remaining 80% of the underlying shares upon the achievement of significant, targeted annual increases in the Company's net tangible book value per share on or before December 31, 1998, or upon the occurrence of certain events relating to extraordinary transactions, including a merger or consolidation of the Company, a sale, lease, exchange or other disposition of all or substantially all of the assets of the company, a liquidation or dissolution of the Company, or the acquisition of, or offer for, 25% or more of the Company's issued and outstanding Common Stock by any person or group. The 1995 Performance-Based Contingent Stock Options were granted on December 31, 1995 with an exercise price of $13.125, the closing price of the Company's stock on December 29, 1995, the last business day of the year. Vesting of 80% of the options granted under the 1995 Plan is contingent upon the future achievement of a minimum 11% per annum, after tax growth in tangible book value per share for each of the years ending December 31, 1996, 1997 and 1998. Each of the target amounts is subject to adjustment to eliminate the dilutive effect to book value per share that would result from the conversion of the Company's 7 1/4% Debentures. If the target amount is achieved or surpassed, contingent option shares vest at a pro-rata amount based upon the percentage increase achieved toward the final target amount. As a result of the Company achieving an actual tangible book value per share of $16.46 at December 31, 1996 (an increase of 11.5% since December 31, 1995), and in accordance with adjustments provided for in the 1995 Performance-Based Contingent Stock Option agreements, the options vested as to an additional 26.9% of the underlying shares on February 15, 1997.

  In order for the Company's management to achieve complete vesting under the 1995 Performance-Based Contingent Stock Options, the Company's tangible book value per share must increase at least 36.7% over the three year period covered. Any 1995 Performance-Based Contingent Stock Options shares that have not vested in a prior year may vest in a subsequent year if the cumulative targeted amount for that subsequent year, through year-end 1998, is achieved or surpassed. If the final target amount is not achieved by December 31, 1998, then any shares that have not vested in 1996 or 1997 will remain unvested, unless one of the above-described extraordinary events occurs prior to the date of option expiration.

  As of December 31, 1996, the 350,000 shares of 1995 Performance-Based Contingent Stock Options had been granted as follows: James H. Herbert, II-170,000 shares; Katherine August-deWilde-75,000 shares; Willis H. Newton, Jr.- 45,000 shares; Linda G. Moulds-25,000 shares; other key members of management-35,000 shares.

  The Company's Performance-Based Contingent Stock Options Programs are designed to create an incentive for the senior executives to produce substantial growth in the Company's tangible book value per share. The Compensation Committee believes that because tangible book value per share is a key determinant of stockholder value in financial institution valuations, this Contingent Stock Options program creates an extremely strong correlation between results for stockholders and executive compensation because the executives' reward depends directly upon both growth in book value per share and growth in share price. The targeted growth rates of tangible book value per share compare very favorably with recent results for banks generally and with California thrift institutions in particular. In addition, by providing for more rapid vesting if results can be achieved sooner than the targeted goals, both executives and stockholders could receive value on an accelerated basis.

  All employees of the Company who have been employed by the Company for more than six months, including each of the four executive officers named in the Summary Compensation Table, participate in the Company's Employee Stock Ownership Plan (the "ESOP") and are eligible to participate in the Company's 401(k) Plan. Under the ESOP, employees are allocated shares of the Company's Common Stock each year, in a pro-rata amount based upon the ratio of the employees' salary to the aggregate amount of salaries paid by the Company to all employees in that year. The number of shares that were allocated in 1996 to the four executive officers named in the Summary Compensation Table were computed in accordance with Federal regulations that govern the ESOP and the 401(k) Plan. Such regulations establish an annual limit of $30,000 on the sum of the cost of ESOP shares allocated, the amount of any voluntary employee deferred compensation contributed to the 401(k) Plan and the amount of the Company match under the 401(k) Plan. Shares earned under the ESOP are vested after a five-year period of employment. The Compensation Committee believes that participation by the named executive officers in the ESOP provides additional long-term incentive for the creation of stockholder value.

  In October 1995, the non-management directors of First Republic, upon recommendation by the Board's Compensation Committee, unanimously approved the adoption of a split dollar life insurance plan (the "insurance plan") for certain key members of management, including each of the four executives named in the Summary Compensation Table. Under the insurance plan, the Company pays life insurance premiums for selected employees and retains the cash value of the insurance policy as collateral. Each employee will receive the benefit of having an insurance policy in place and will pay income tax each year on a portion of the premium for this insurance. In April 1996, 11 employees (including Mr. Herbert, Ms. August-deWilde and Mr. Newton) completed the application process for the insurance policies and the Company made the first annual insurance payment which totalled $210,000 for all policies in the insurance plan. At December 31, 1996, the aggregate amount of the cash surrender value of all insurance policies was approximately equal to the total premiums paid by the Company. The Company believes that the long-term benefits provided by the insurance plan will assist in the attraction and retention of highly qualified management personnel.

  On February 4, 1997, the Compensation Committee recommended for Board of Director approval the 1997 Restricted Stock Plan, a Change in Control Severance Benefits Plan Agreement ("the Severance Agreement") and a Retention Bonus and Insurance Benefits Plan Agreement. The Restricted Stock Plan, which is more fully described in Proposal 3 to this Proxy Statement, is subject to stockholder approval and is designed to grant restricted shares of Common Stock to holders of most of the Company's nonqualified stock options who have given up certain tax pass-through rights in their option agreements. Under the Restricted Stock Plan, which was approved by the Company's Board of Directors on February 5, 1997, the directors of the Company and its subsidiary and certain executive and other officers receive an aggregate of 233,691 shares of restricted Common Stock. These restricted shares vest 20% per year beginning February 28, 1998 and for the next four February 28th's thereafter, and immediately upon certain conditions, including death, disability, failure of a director to be reelected or upon a Change in Control of the Company.

  One of the main assets of a financial institution is the people who perform the personalized service offered to customers. On February 5, 1997, the Board of Directors approved a Severance Agreement covering all Company employees in the event of a Change in Control. Under the Severance Agreement, an amount varying from 4 weeks to 28 weeks of current pay depending upon years of Company service would be paid to hourly employees and an amount varying from 9 months to two years of total annual compensation for the most recent year would be paid to exempt salaried employees, including the executives named in the Compensation Table, solely in the event of a Change in Control and provided that an employee's employment is terminated, as defined in the Severance Agreement, within 12 months following such Change in Control. The Severance Agreement also provides that, upon a Change in Control and without regard to whether a termination of employment occurs, all loans from the Company to an employee pursuant to the insurance plan will be deemed paid in full and shares in the Company's ESOP shall become fully vested (to the extent not already vested). The Board of Directors also adopted a Retention Bonus and Insurance Benefits Plan Agreement under which all employees, except certain members of executive management, would receive a bonus of 15% of their annual compensation provided that the employee continues employment for at least four months after a change in control. The excluded executives would be guaranteed continuous health insurance and certain other current insurance-related benefits until age 65, regardless of their future employment status, upon a Change in Control.

  Additionally, the Compensation Committee recommended and the Board of Directors has approved an amendment to most of the Company's outstanding non-qualified stock option agreements ("the Amendment"). The Amendment provides the option holder with the ability to transfer the option to immediate family members or entities solely owned by such family members and, in the event of a Change in Control (as defined), eliminates the limitations on exercisability under the option agreements which would otherwise apply upon termination or other cessation of employment or service as a director (other than for cause).

TOTAL COMPENSATION

  For the four corporate executive officers named in the Summary Compensation Table, including the President and CEO, 41% of the total cash compensation on average for the past three years was paid under the Executive Bonus Pool Program and is therefore directly tied to the Company's performance. The Compensation Committee believes that, together with the potential future value of all of their stock options, a very significant portion of each of such executive officers' compensation, including the President and CEO's compensation, is from incentive based compensation plans which the Compensation Committee believes are linked directly to stockholder value creation.

  A publicly held corporation may not, subject to limited exceptions, deduct for federal income tax purposes certain compensation paid to certain executives in excess of $1 million in any taxable year (the "Deduction Limitation"). It is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future (except, possibly, with respect to the Company's President and Chief Executive Officer), and therefore, the Company generally has not attempted to qualify any of its existing compensation plans, programs and arrangements for any of the exceptions to the Deduction Limitation. However, even though it is not expected that compensation to executives of the Company will exceed the Deduction Limitation in the foreseeable future, the Company has endeavored to qualify options granted under the amendment and restatement of the Company's Stock Option Plan, and certain previously granted options, for such an exception.

February 28, 1997

                            COMPENSATION COMMITTEE

   Richard Cox-Johnson           James F. Joy            Barrant V. Merrill

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  As noted above, the Company's Compensation Committee consists of Mr. Cox-Johnson, Mr. Joy, and Mr. Merrill. Mr. Joy serves on the Compensation Committee of Sylvania Lighting International.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by First Republic not later than November 14, 1997. Any such proposal should be communicated in writing to the Secretary of First Republic at the address set forth on the first page of this Proxy Statement.

                                 OTHER MATTERS

  The Board of Directors is not aware of any matter that may properly be presented for action at the Annual Meeting other than the matters set forth in the accompanying Notice of Annual Meeting. Should any business not specified in the accompanying Notice of Annual Meeting of Stockholders properly come before the Annual Meeting, the persons voting the proxies solicited by Management will vote thereon in accordance with their best judgment.

  A COPY OF THE COMPANY'S FORM 10-K (FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER, WILLIS H. NEWTON, JR., AT FIRST REPUBLIC BANCORP INC., 388 MARKET STREET, SAN FRANCISCO, CALIFORNIA 94111, TELEPHONE NO. (415) 392-1400.

                                       By Order of the Board of Directors

                                       /s/ James H. Herbert, II, President
                                       ------------------------------------
                                          James H. Herbert, II, President

San Francisco, California
March 14, 1997

                                      LOGO

                           Printed on Recycled Paper

                                                                       EXHIBIT A
                          FIRST REPUBLIC BANCORP INC.

                    AMENDED AND RESTATED STOCK OPTION PLAN



          FIRST REPUBLIC BANCORP INC., a corporation organized under the laws of the State of Delaware, hereby adopts this Amended and Restated Stock Option Plan.

                              SECTION 1.  PURPOSE

          The Plan is an amendment, restatement and continuation of the 1985 Stock Option Plan. The purpose of the Plan is to authorize the grant to Key Employees of the Company, or any Parent or Subsidiary thereof, of (i) Non-Qualified Stock Options and (ii) Incentive Stock Options and thus benefit the Company by giving such persons a greater personal interest in the success of the enterprise and an added incentive to continue and advance in their employment or other service to the Company and its Parents and Subsidiaries.

                            SECTION 2.  DEFINITIONS

          The following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

          2.1  BOARD:  The Board of Directors of the Company.
               -----

          2.2  CODE:  The Internal Revenue Code of 1986, as amended.
               ----

          2.3  COMMITTEE:  Such committee as shall be appointed by the Board
               ---------
pursuant to the provisions of Section 10.1 hereof.

          2.4  COMMON STOCK:  The Common Stock of the Company, par value $.01
               ------------
per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 4 hereof.

          2.5  COMPANY:  First Republic Bancorp Inc., a Delaware corporation, or
               -------
any successor thereto by way of merger, transfer of assets or otherwise.

          2.6  DISABILITY:  Inability of an individual to perform the services
               ----------
normally rendered by such individual due to any physical or mental impairment that can be expected either to persist for a continuous period for 12 months or more or to result in death, as determined by the Committee on the basis of appropriate medical evidence.

          2.7  FAIR MARKET VALUE:  As applied to the Common Stock on any day,
               -----------------
the closing market price of such stock on the last preceding day, if such stock is listed on a national securities exchange; the average of the bid and ask prices on the last preceding day, if such stock is traded over-the-counter; or, if not so listed or traded, such per share price as the Committee shall in good faith determine, but in no event less than the book value per share of the Company on the last preceding month end.

          2.8   INCENTIVE STOCK OPTION:  An option to purchase shares of Common
                ----------------------
Stock as set forth in Section 6 hereof.

          2.9   KEY EMPLOYEE:  Any employee of the Company or of a Parent or
                ------------
Subsidiary, including an officer or director who is also an employee, who in the judgment of the Committee can contribute significantly to the growth and successful operations of the Company or a Parent or Subsidiary.

          2.10  NON-QUALIFIED STOCK OPTION:  An option to purchase shares of Com
                --------------------------
mon Stock as set forth in Section 5 hereof.

          2.11  NORMAL RETIREMENT DATE:  The first day of the calendar month
                ----------------------
next following the individual's 65th birthday or, if different, the normal retirement date as defined in any retirement plan for salaried employees which is now in effect or which the Company may hereafter put into effect.

          2.12  OPTIONEE:  A person to whom the Non-Qualified Stock Option or
                --------
Incentive Stock Option has been granted under the Plan.

          2.13  PARENT:  A corporation which owns, directly or indirectly, at
                ------
least 50% of the issued and outstanding voting stock of the Company.

          2.14  PLAN:  The Amended and Restated Stock Option Plan, as amended
                ----
from time to time.

          2.15  SERVICE:  Employment by the Company, a Parent or Subsidiary.
                -------

          2.16  STOCK INCENTIVE:  A stock incentive granted under the Plan in
                ---------------
one of the forms provided in Section 3 hereof.

          2.17  SUBSIDIARY:  A corporation at least 50% of whose issued and out
                ----------
standing voting stock is owned, directly or indirectly, by the Company.

          2.18  VOLUNTARY TERMINATION:  Termination of Service by an employee on
                ---------------------
his own volition.

                     SECTION 3.  GRANTS OF STOCK INCENTIVES

          3.1 Subject to the provisions set forth in the Plan, the Committee may at any time, or from time to time, grant Stock Incentives under the Plan to, and only to, Key Employees.

          3.2  Stock Incentives may be in the following forms:

               (a) Non-Qualified Stock Options, in accordance with Section 5 hereof, or

               (b) Incentive Stock Options, in accordance with Section 6 hereof.

                     SECTION 4.  STOCK SUBJECT TO THE PLAN

          4.1 Subject to such adjustments as are provided in Section 8 hereof, the aggregate number of shares of Common Stock which may be made the subject of Stock Incentives granted under the Plan shall not exceed 100,000. Charges against such aggregate number are governed by the provisions of Sections 4.3,
5.10 and 7.4 hereof.

          4.2 Shares of Common Stock issued upon the exercise of Stock Incentives may be either authorized but unissued shares or Treasury shares.

          4.3 If any Stock Incentive shall terminate without exercise, in whole or in part, then the shares of Common Stock as to which such Stock Incentive was not exercised shall no longer be charged against the aggregate limitation in
Section 4.1 and may again be made subject to the grant of Stock Incentives.

                    SECTION 5.  NON-QUALIFIED STOCK OPTIONS

          Stock Incentives in the form of Non-Qualified Stock Options shall be subject to the following provisions:

          5.1 The exercise price per share specified in a Stock Incentive shall be not less than the Fair Market Value at the time of the grant of the Stock Incentive.

          5.2 Subject to the provisions of Sections 5.6 and 11.1 (relating to absence on leave) hereof, a Stock Incentive granted under the Plan may not be exercised unless, at the time of such exercise, the Optionee shall be in the employ of the Company, a Parent or a Subsidiary.

          5.3 Each Stock Incentive shall expire at such time as the Committee may determine at the time that the Stock Incentive is granted, but not later than ten years and one month from the date of grant or, if earlier, the employee's Normal Retirement Date.

          5.4 Each Stock Incentive shall be exercised solely by the person to whom granted (or by his guardian or legal representative), except as provided in Sections 5.6(a) and 11.7.

          5.5 After completion of any required period of employment or association specified in a particular Stock Incentive, the Stock Incentive may be exercised, in whole or in part, at any time or from time to time during the balance of the term of the Stock Incentive

(including provisions regarding exercise in installments). The minimum number of shares of Common Stock as to which any Stock Incentive shall be exercisable is ten unless the number of shares purchasable thereunder is less than ten.

          5.6 Subject to the exceptions listed in (a), (b), (c) and (d) immediately below, an Optionee whose Service terminates may exercise his Stock Incentive on the date of such termination or at any time within the one month period next succeeding such termination (but in no event after the date of expiration of his Stock Incentive) as to any or all shares of Common Stock purchasable on the date of his termination of Service. In the event of (a) death, (b) Disability, (c) termination of the individual's Service "for cause," or (d) voluntary termination by an individual of his Service to the Company, the final exercise dates for Stock Incentives shall be determined as follows:

               (a) If the Optionee shall die while in the Service of the Company, a Parent or a Subsidiary or within three months after termination of such Service, any Stock Incentive previously granted to him may be exercised by his executor or administrator or the person or persons to whom his rights under the Stock Incentive are transferred by will or by the laws of descent and distribution within, but only within, the period of twelve months next succeeding the date of his death (but in no event after the date of expiration of the Stock Incentive) and then only as and to the extent that the Optionee was entitled to exercise the Stock Incentive on the date next succeeding the date he terminated Service.

               (b) If an Optionee's Service terminates prior to retirement by reason of Disability, the Optionee may exercise his Stock Incentive on, or any time within the 12 months next succeeding, the date of such termination by Disability (but in no event after the date of expiration of the Stock Incentive) and then only as and to the extent that the Optionee was entitled to exercise the Stock Incentive at the date he terminated Service by reason of Disability.

               (c) Except as otherwise provided for in a Stock Incentive granted to an Optionee, if an Optionee's Service to the Company, its Parent or its Subsidiaries terminates "for cause," all Stock Incentives held by such Optionee shall automatically expire. For this purpose, an Optionee's Service shall be considered terminated upon receipt of written notice of termination. If an Optionee is not available for service of notice, then an Optionee's Service shall be considered terminated upon posting by registered mail of such notice. Termination "for cause" shall be determined by the Board in its sole discretion and shall include termination for malfeasance or gross misfeasance in the performance of duties or conviction for illegal activity in connection therewith or any conduct detrimental to the interests of the Company or any affiliate, or the definition of "for cause" in a written employment agreement, if applicable, by which the Optionee is employed, and in any event, a determination of the Board with respect thereto shall be final, binding and conclusive.

               (d) Except as otherwise provided for in a Stock Incentive granted to an Optionee, if the Optionee voluntarily terminates his Service to the Company, all Stock Incentives held by such Optionee shall automatically expire upon the date of termination. For this purpose, the date of termination shall be considered the date written notice of termination is given by the Optionee to the Company.

          5.7 A person electing to exercise a Stock Incentive shall give written notice to the Company of such election and of the number of shares of Common Stock to which such election relates.

          5.8 The Committee may impose such conditions on the grant and/or exercise of any Stock Incentives as may be required to satisfy the requirements of Rule 16b-3, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (or any successor provision in effect at the time).

          5.9 Shares of Common Stock purchased upon exercise of a Stock Incentive shall be paid in full by one or a combination of the following methods: in cash; by certified or cashier's check payable to the order of the Company; in shares of Common Stock valued at Fair Market Value (as defined in Section 2.7 hereof) at the time of exercise; or by payment of cash equal to the par value of each share multiplied by the number of shares purchased and the remaining proceeds by promissory note, subject to the terms and conditions as authorized by the Committee in its discretion and as set forth in the initial grant of the Incentive Stock Option or Non-Qualified Stock Option. The Committee shall be precluded from authorizing terms and conditions of the promissory note which would violate the requirements of Sections 5.1 and 6.1 hereof.

          5.10 The forms of Incentive Stock Option and Non-Qualified Stock Option may contain such additional covenants, conditions, restrictions and other provisions as the Committee shall deem advisable. Without limiting the foregoing, and if so authorized by the Committee, the Company may, with the consent of the Optionee, and at any time or from time to time, cancel all or a portion of any Stock Incentive granted under the Plan and then subject to exercise, and discharge its obligation in respect of such Stock Incentive either
(i) by payment to the Optionee of an amount of cash equal to the excess, if any, of the aggregate Fair Market Value, at such time, of the shares of Common Stock subject to the portion of the Stock Incentive so canceled over the aggregate exercise price of such shares under the terms of the Stock Incentive, (ii) by the issuance or transfer to the Optionee of shares of Common Stock with an aggregate Fair Market Value, at such time, equal to any such excess, or (iii) by a combination of cash and shares of Common Stock. The number of shares subject to the portion of the Stock Incentive so canceled shall not thereafter be available for other grants of Stock Incentives.

          5.11 Notwithstanding anything herein to the contrary, exercise of Stock Incentives shall be subject to (i) approval of the Plan by the holders of a majority of the outstanding shares of voting stock of the Company, and (ii) compliance by the Company with any applicable federal and state securities laws.

          5.12 The number of shares of Common Stock that may be made the subject of Stock Incentives granted under the Plan to any one Key Employee over the term of the Plan from February 5, 1997, forward shall not exceed 50,000.

                      SECTION 6.  INCENTIVE STOCK OPTIONS

          6.1 Except as otherwise provided in this Section 6, Stock Incentives in the form of Incentive Stock Options shall be subject to the same provisions as Non-Qualified Stock Options as set forth in Section 5.1 through 5.11 hereof.

          6.2 If an Incentive Stock Option is to be granted to a Key Employee who immediately before such grant owned stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Parents or Subsidiaries, the exercise price per share of Common Stock shall be not less than 110% of the Fair Market Value at the time of the grant of the Incentive Stock Option and the Incentive Stock Option shall expire not more than five years from the date of grant.

          6.3 The aggregate Fair Market Value (determined at the time the Incentive Stock Options are granted) of the shares of Common Stock or shares of stock of any Parent or Subsidiary of the Company with respect to which Incentive Stock Options under the Plan or any other plan are exercisable for the first time by any Key Employee during any calendar year shall not exceed $100,000.

          6.4 Any Incentive Stock Options granted during any calendar year which exceed the limitation set forth in Section 6.3 hereof, or which upon final determination by the Internal Revenue Service do not for whatever reason qualify as Incentive Stock Options under the Code, are intended by the Company to be, and shall be, treated as and subject to the provisions for Non-Qualified Stock Options under the Plan.

          6.5 Each Incentive Stock Option shall expire at such time as the Committee may determine at the time that such Incentive Stock Option is granted, but not later than ten years from the date of grant or, if earlier, the employee's Normal Retirement Date.

          6.6 Incentive Stock Options granted under the Plan are intended to qualify as "Incentive Stock Options" under Section 422 of the Code. Accordingly, the Board, subject to

Section 13 hereof, may at any time amend or revise this Section 6 to impose or remove such conditions on the grant, exercise or other provisions of any unissued Incentive Stock Options as may be required to comply with Section 422 of the Code (or any successor provision in effect at the time).

                   SECTION 7.  ALTERNATIVE SETTLEMENT METHODS

          7.1 As an alternative to payment in full by the Optionee of the option price for the number of shares of Common Stock in respect of which a Stock Incentive is exercised as provided for under Section 5.9 hereof and the issuance or conveyance of such shares of the Optionee, the Committee may provide alternative settlement methods as follows:

               (a) The Committee, in its discretion may provide in the initial grant of any Stock Incentive that the Optionee may elect either of the alternative settlement methods set forth in subsection (b) below.

               (b) The alternative settlement methods are for the Optionee, upon exercise of the Stock Incentive, to receive from the Company: (1) cash in an amount equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised; or (2) the number of whole shares of Common Stock having an aggregate value not greater than the cash amount calculated under
          Section 7.1(b)(1). For purposes of determining the amount of the alternative settlement, the value per share shall be the "Fair Market Value" determined under Section 2.7 hereof applied as of the date of the exercise of the option.

          7.2 An election of one of the alternative settlement methods provided for under Section 7.1(b) shall be in writing and will be binding on the Optionee when made. The Optionee may elect to what extent the alternative settlement method elected shall be paid in cash, in Common Stock, or partially in Common Stock, provided that the aggregate value of the payment shall not be greater than the cash amount calculated under Section 7.1(b)(1). No fractional shares of Common Stock shall be issued, and the Committee shall determine whether cash shall be paid in lieu of such fractional share interest or whether such fractional share interest shall be eliminated.

          7.3 The alternative settlement methods provided above in Section 7.1(b) shall not be available unless the cash amount calculated thereunder shall be positive, i.e., when the value of one share shall exceed the option price per
             -----
share.

          7.4 The number of shares subject to the Stock Incentive as to which the alternative settlement method is elected shall not thereafter be available for other grants of Stock Incentives.

          7.5 To the extent that the exercise of options by one of the alternative settlement methods provided for in Section 7.1(b) results in compensation income to the Optionee, the Company will withhold from the amount due to the Optionee utilizing such alternative settlement method an appropriate amount for federal, state and local taxes.

                        SECTION 8. ADJUSTMENT PROVISIONS

          8.1 The Stock Incentives granted under the Plan shall contain such provisions as the Committee may determine with respect to adjustments to be made in the number and kind of shares covered by such Stock Incentives and in the exercise price in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company and, in the event of any such change, in the aggregate number and kind of shares available under the Plan shall be appropriately adjusted.

          8.2 Adjustments under this Section 8 shall be made by the Board, whose determination as to the adjustments to be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

                                SECTION 9. TERM

          The Plan shall become effective immediately upon adoption thereof by the Board, provided, however, that no shares of Common Stock may be issued
           --------  -------
pursuant to Stock Incentives granted without, among other things, compliance with the conditions set forth in Section 5.11 hereof. No Incentive Stock shall be granted under the Plan after ten years from the earlier of (i) the date of adoption of the Plan by the Board or (ii) the date the Plan is approved by the shareholders.

                          SECTION 10.  ADMINISTRATION

          10.1 The Plan shall be administrated by a Committee of directors to be appointed from time to time by the Board and shall consist of not fewer than two of the then members of the Board. For purposes of grants to Key Employees who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the Committee shall consist of the entire Board or not fewer than two "non-employee directors" as such term is defined in Rule 16b-3, promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (or any successor provision in effect at the time).

          10.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. The greater of two members or one-third of the entire Committee shall constitute a quorum, and the act of a majority of the members present shall be the act of the Committee. Any decision or determination reduced to writing, signed by all members of the Committee and filed with the minutes of the proceedings of the Committee, shall be fully as effective as if made by a unanimous vote at a meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it shall deem appropriate.

          10.3 Stock Incentives under the Plan shall be granted in accordance with the Committee's determinations pursuant to the Plan, by execution and prompt delivery to the Optionee of instruments approved by the Committee. Any such grant shall be effective on the date of such determination or, if later, on the date specified in the instrument evidencing the grant.

          10.4 The interpretation and construction by the Committee of any provision of the Plan and of any Stock Incentives granted hereunder shall, unless otherwise determined by the Board, be final, binding and conclusive on all persons having any interest thereunder.

                        SECTION 11.  GENERAL PROVISIONS

          11.1 Absence on leave approved by an officer of the Company, a Parent or a Subsidiary authorized to give such approval shall not be considered an interruption or termination of Service for any purpose of the Plan, or Stock Incentives granted here under, except that no Stock Incentives may be granted to an employee while he is absent on leave.

          11.2 Stock Incentives may be granted under the Plan from time to time in substitution for stock options held by employees of other corporations who are or are about to become employees of the Company, a Parent or a Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, a Parent or a Subsidiary, or the acquisition by the Company, a Parent or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company, a Parent or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute Stock Incentives so granted may vary from the terms and conditions set forth in Sections 5 and 6 hereof to such extent as the Board may deem appropriate to conform, in whole or in part, to the provisions of the substituted stock options.

          11.3 Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any employee any right to continue in the Service of the Company, a Parent or a Subsidiary.

          11.4 No Optionee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been previously sold, issued or transferred to him.

          11.5 The Company, a Parent or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company, a Parent or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

          11.6 In order to facilitate the accumulation of funds to enable him to exercise his options, each Optionee shall have the right, if he so elects, to direct the Company or any

Parent or Subsidiary to withhold regular amounts from his compensation and to hold such amounts subject to the directions of the Optionee or his personal representative. Amounts so held shall not bear interest.

          11.7 No Stock Incentive or right under the Plan, contingent or otherwise, (i) shall be assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise, (ii) shall be subject to execution, attachment or similar process or (iii) shall be transferable other than by will or the laws of descent and distribution, and every Stock Incentive and all rights under the Plan shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred by the Optionee to (i) the spouse, children, or grandchildren of the Optionee ("Im mediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership in which such Immediate Family Members are the only partners or (iv) a corporation wholly owned by such Immediate Family Members, provided that (x) there may be no consideration paid for any such transfer, and (y) subsequent transfers of transferred Non-Qualified Stock Options shall be prohibited except as otherwise permitted by this Section 11.7.

          11.8 Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to any employee which the Company or any Parent or Subsidiary now has or may hereafter put into effect, including without limitation any retirement, pension, savings, thrift, insurance, death benefit, stock purchase, incentive compensation or bonus plan.

                     SECTION 12.  REGULATIONS AND APPROVALS

          12.1 The obligation of the Company to sell shares with respect to Stock Incentives granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

          12.2 The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to Stock Incentives.

          12.3 Each Stock Incentive shall be subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regula tory body is necessary or desirable as a condition of, or in connection with, the grant of an option or the issuance of shares, no Stock Incentive shall be granted or payment made or shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Board.

          12.4 In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required under the Securities Act, and the Board may require any individual receiving shares pursuant to the Plan, as a condition precedent to receipt of such shares, to represent to the Company in writing that the shares acquired by such individual are acquired for investment only and not with a view to distribution and that such shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

                SECTION 13.  AMENDMENT OR DISCONTINUANCE OF PLAN

          13.1 The Plan may be amended by the Board at any time, provided that, without the approval by the holders of a majority of the outstanding shares of voting stock of the Company, no amendment shall be made which (i) increases the aggregate number of shares of Common Stock which may be made the subject of Stock Incentives as provided in Section 4.1 hereof, (ii) materially increases the benefits accruing to participants under the Plan, (iii) modifies the requirements as to eligibility for participation in the Plan, (iv) amends
Section 9 to extend the term of the Plan or (v) amends this Section 13. In any event, the Board may amend the Plan to comply with any requirement of applicable law or regulation.

         13.2   The Board may discontinue the Plan at any time.

         13.3 No amendment or discontinuance of the Plan shall adversely affect, except with the consent of the holder, any Stock Incentive theretofore granted.

                                                                       EXHIBIT B

                          FIRST REPUBLIC BANCORP INC.

                          1997 RESTRICTED STOCK PLAN

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.     Definitions.........................................................   2
       -----------

2.     Effective Date and Termination of Plan..............................   6
       --------------------------------------

3.     Administration of Plan..............................................   6
       ----------------------

4.     Eligibility for and Grant of Restricted Stock; Committee Authority..   7
       ------------------------------------------------------------------

5.     Number of Shares Subject to the Plan................................   8
       ------------------------------------

6.     Certain Restrictions................................................   8
       --------------------

7.     Tax Withholding.....................................................  10
       ---------------

8.     Regulations and Approvals ..........................................  11
       -------------------------

9.     Interpretation and Amendments; Other Rules..........................  12
       ------------------------------------------

10.    Changes in Capital Structure........................................  14
       ----------------------------

11.    Notices ............................................................  15
       -------

12.    No Rights to Employment or Other Service............................  15
       ----------------------------------------

13.    Exculpation and Indemnification.....................................  15
       -------------------------------

14.    Captions............................................................  16
       --------


                          FIRST REPUBLIC BANCORP INC.

                           1997 RESTRICTED STOCK PLAN
                           --------------------------


         First Republic Bancorp Inc., a corporation organized under the laws of the State of Delaware, wishes to provide a benefit to certain officers, employees and Directors of the Company and its Subsidiaries, in light of the fact that, among other things, they have given up a tax offset feature in certain non-qualified stock option agreements, to induce these officers, employees and Directors to remain with the Company and its Subsidiaries, and to provide them with long-term incentives for sustained high levels of performance. In furtherance thereof, the First Republic Bancorp Inc. 1997 Restricted Stock Plan is designed to provide Restricted Stock to officers, employees and Directors of the Company and its Subsidiaries.

         1.   Definitions.
              -----------
         Whenever used herein, the following terms shall have the meanings set forth below:

         "Award Agreement" means a written agreement in a form approved by the Committee to be entered into by the Company and the Grantee of Restricted Stock as provided in Section 4.

         "Board" means the Board of Directors of the Company.

         "Cause" means the occurrence of one of the following:

         (i) the commission by the Grantee of an act of deliberately criminal or fraudulent misconduct in the line of duty to the Company or any of its Subsidiaries (including but not limited to, fraud, misappropriation, embezzlement or the wilful violation of any material law, rule, regulation, or cease and desist order applicable to the Grantee, the Company or any of its Subsidiaries), or a deliberate, wilful breach of fiduciary duty owed by the Grantee to the Company or any of its Subsidiaries;

         (ii) intentional, continued failure by the Grantee to perform stated duties (including but not limited to chronic absenteeism), gross negligence, or gross incompetence in the performance of stated duties; or

         (iii) the Grantee's removal from his or her office with the Company pursuant to an effective order under Section 8(e) of the Federal Deposit Insurance Act, as amended.

         "Change in Control" means the consummation of any one of the following transactions:

         (i) the Company or any of its Subsidiaries merges or consolidates with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities ("Voting Securities") of the Company or any of its Subsidiaries (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total Voting Securities of the Company or any of its Subsidiaries, or of such surviving entity, outstanding immediately after such merger or consolidation;

         (ii) the Company or any of its Subsidiaries liquidates or dissolves, or sells, leases, exchanges or otherwise transfers or disposes of all or substantially all of the Company's assets;

         (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, or (C) the Company (with respect to its ownership of the stock of any of the Company's Subsidiaries), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or any of its Subsidiaries representing 50% or more of the Voting Securities; or

         (iv) (A) (I) the shareholders of the Company or any of its Subsidiaries, approve a merger or consolidation of the Company or any of its Subsidiaries with any other corporation, other than a merger or consolidation which would result in beneficial owners of Voting Securities of the Company or any of its Subsidiaries (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the total Voting Securities of the Company or any of its Subsidiaries, or of such surviving entity, outstanding immediately after such merger or consolidation, or (II) any person (as such term is used in Sections 13(d) or 14(d) of the Exchange
              Act), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (y) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company, or (z) the Company (with respect to the Company's ownership of the stock of any of the Company's Subsidiaries) is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company or any of its Subsidiaries representing 25% or more of the Voting Securities of such corporation, and

              (B) within 12 months of the occurrence of such event, a change in the composition of the Board of Directors of the Company or any of its Subsidiaries occurs as a result of which 60% or fewer of the directors are Incumbent Directors.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation Committee of the Board.

         "Common Stock" means the Company's Common Stock, par value $.01 per share, either currently existing or authorized hereafter.

         "Company" means First Republic Bancorp Inc., a Delaware corporation.

         "Disability" means the inability of an individual to perform the services normally rendered by such individual due to any physical or mental impairment that can be expected to persist for a continuous period for 12 months or more or to result in death, as determined by the Committee on the basis of appropriate medical evidence.

         "Director" means a non-employee director of the Company or its Subsidiaries.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee; (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee; or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make discretionary determinations where the Shares have not been traded for 10 trading days.

         "Grantee" means an officer, employee or Director of the Company to whom Restricted Stock is granted.

         "Incumbent Directors" means directors who either

         (i) are directors of the Company and its Subsidiaries as of the date hereof;

         (ii) are elected, or nominated for election, to the Board of Directors of the Company and its Subsidiaries with the affirmative votes of at least a majority of the directors of the Company and its Subsidiaries who are Incumbent Directors described in clause (i) above at the time of such election or nomination; or

         (iii) are elected, or nominated for election, to the Board of Directors of the Company or its Subsidiaries with the affirmative votes of at least a majority of the directors of the Company or any of its Subsidiaries who are Incumbent Directors described in clause (i) or
         (ii) above at the time of such election or nomination.

Notwithstanding the foregoing, "Incumbent Directors" shall not include an individual whose election or nomination to the Board of Directors of the Company or its Subsidiaries occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of directors of the Company or its Subsidiaries.

         "Plan" means the Company's 1997 Restricted Stock Plan, as set forth herein and as the same may from time to time be amended.

         "Restricted Stock" means an award of Shares that are subject to restrictions hereunder.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means shares of Common Stock of the Company.

         "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any Company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

         2.   Effective Date and Termination of Plan.
              --------------------------------------

         The effective date of the Plan is that date on which the Plan is adopted by the Board subject to approval by the shareholders of the Company. The Plan shall not become effective unless and until it is so approved. The Plan shall terminate on, and no Restricted Stock shall be granted hereunder on or after, the 10-year anniversary of the approval of the Plan by the shareholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

         3.   Administration of Plan.
              ----------------------

         The Plan shall be administered by the Committee. The Committee shall consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, in person or by phone, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan; provided that the otherwise applicable procedures of the

Committee, to the extent inconsistent with the provisions of this sentence, shall control. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

         4.   Eligibility for and Grant of Restricted Stock; Committee
              --------------------------------------------------------
              Authority.
              ---------

         Subject to the provisions of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements: (i) authorize the granting of Restricted Stock to officers, employees and Directors of the Company and its Subsidiaries; (ii) determine the number of Shares subject to each grant of Restricted Stock; (iii) determine the restrictions applicable to Restricted Stock; and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate. In determining the eligibility of an officer, employee or Director to receive a grant of Restricted Stock, as well as in determining the number of Shares to be granted to any officer, employee or Director, the Committee will consider the value of the tax offset feature which the Grantee has given up, and may consider the position and responsibilities of the Grantee, the nature and value to the Company of the Grantee's services and accomplishments whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Award Agreement.

         5.   Number of Shares Subject to the Plan.
              ------------------------------------

         Subject to adjustments pursuant to Section 10, no more than an aggregate of 233,691 Shares may be the subject of Grants. Shares of Restricted Stock that are forfeited may not be the subject of the grant of further Grants of a type for which the Shares were initially available. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

          6.  Certain Restrictions.
              --------------------

          (a) Each Grantee shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Republic Bancorp Inc. 1997 Restricted Stock Plan and an Agreement entered into between the registered owner and First Republic Bancorp Inc. Copies of such Plan and Agreement are on file in the offices of the First Republic Bancorp Inc. at 388

          Market Street, Second Floor, San Francisco, California 94111.

          (b) The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the recipient or his or her designee.

         (c)  Restrictions and Conditions.

         Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

         (i) Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clauses (ii), (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse for 20% of such Shares each year beginning February 28, 1998 and each February 28th thereafter.

         (ii) Except as provided in the foregoing clause (i), the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash dividends, which dividends shall be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and shall be forfeited if the underlying Shares are forfeited). Certificates for shares of Stock (not subject to restrictions) shall be delivered to the Grantee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

         (iii) Subject to the provisions of the Award Agreement and clauses (iv) and (v) below, if the Grantee's employment or service as a Director with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries for Cause, or by the Grantee for any reason, during the applicable period of forfeiture, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

         (iv) In the event the Grantee's employment or service as a Director with the Company and its Subsidiaries is terminated on account of death or Disability, or is terminated by the Company and its Subsidiaries for any reason other than Cause, or in the event of a Change in Control (regardless of whether a termination follows thereafter), during the applicable period of forfeiture, then restrictions will immediately lapse on all Restricted Stock granted to the applicable Grantee.

         (v) With respect to a Grantee who is a Director at the time of grant, in addition to the events set forth in clause (iv) above, in the event that the Grantee ceases to be a Director (other than merely on account of the Director's becoming an employee in addition to continuing to serve as a Director), other than (A) because of termination for Cause,
         (B) on account of the Director's voluntary resignation or (C) on account of the Grantee's choosing not to seek reelection, during the applicable period of forfeiture, then restrictions will immediately lapse on all Restricted Stock granted to the applicable Grantee.

         (vi) Cessation of service as an officer, employee or Director shall not be treated as a cessation of employment (or other service) for purposes of this Section 6 if the Grantee continues without interruption to serve thereafter in another one (or more) of such other capacities.

         7.  Tax Withholding.
             ---------------

         The Committee may, in its discretion, require the Grantee to pay to the Company at the time of vesting of any Restricted Stock (or other income recognition event, such as election under Section 83(b) of the Code) the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of the vesting (or other such event). Upon vesting (or such other event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. Notwithstanding anything contained in the Plan to the contrary, the Grantee's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the release of any restrictions as may otherwise be provided hereunder, and the failure of the Grantee to satisfy such requirements with respect to the vesting of Restricted Stock (or another income recognition event) shall cause the applicable Restricted Stock to be forfeited.

          8.  Regulations and Approvals.
              -------------------------

          (a) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to restricted stock.

          (b) Each grant of Restricted Stock is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares of Restricted Stock or other Shares, no payment shall be made or Shares issued or grant of Restricted Stock made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

          (c) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition, and may provide for a legending of such Shares to that effect.

         9.   Interpretation and Amendments; Other Rules.
              ------------------------------------------

         The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Shares (whether or not Shares of Restricted Stock) shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the award or thereafter. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Restricted Stock previously granted unless such amendments are required in order to comply with applicable laws; provided that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

         10.  Changes in Capital Structure.
              ----------------------------

         If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Restricted Stock, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve the Grantees' rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 5 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to Grants, and (y) the number and kind of shares available under Section
5. To the extent that such action shall include an increase or decrease in the number of shares subject to outstanding Grants, the number of shares available under Section 5 above shall be increased or decreased, as the case may be, proportionately.

         If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Grantee as determined at the time of the adjustments.

         The judgment of the Committee with respect to any matter referred to in this Section 10 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

         11.  Notices.
              -------

         All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 11.

         12.  No Rights to Employment or Other Service.
              ----------------------------------------

         Nothing in the Plan or in Restricted Stock granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual's employment or other service at any time.

         13.  Exculpation and Indemnification.
              -------------------------------

         To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan.

         14.  Captions.
              --------
         The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

PROXY

              PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS OF

                          FIRST REPUBLIC BANCORP INC.

                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of First Republic Bancorp Inc. (the "Company") hereby constitutes and appoints Roger O. Walther, James H. Herbert, II and Katherine August-deWilde, and each of them, with full power of substitution, attorneys and proxies of the undersigned to attend each of them, with full power of substitution, attorneys and proxies of the undersigned to attend and act for the undersigned at the 1997 Annual Meeting of Stockholders of the Company to be held on April 30, 1997, at 4:00 PM Eastern Time, at the New York Yacht Club,
37 West 44th Street, New York, NY 10036 and at any adjournments or postponements thereof, and to represent and vote as designated below all of the shares of Common Stock of the Company that the undersigned would be entitled to vote with respect to the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement receipt of which is hereby acknowledged.

     WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED, IN FAVOR OF THE AMENDMENT AND RESTATEMENT OF FIRST REPUBLIC'S STOCK OPTION PLAN, IN FAVOR OF FIRST REPUBLIC'S 1997 RESTRICTED STOCK PLAN, IN FAVOR OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 1997 ANNUAL MEETING.

     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                               PLEASE MARK
                                                                YOUR VOTES  [X]
                                                               AS INDICATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST REPUBLIC BANCORP INC.

                                                             WITHHOLD
                                                      FOR    AUTHORITY
1. Election of Directors to term expiring in 2000.    [_]       [_]

2. To approve the amendment and restatement of First Republic's Stock Option
   Plan.
                  FOR [_]       AGAINST [_]       ABSTAIN [_]

3. To approve the adoption of First Republic's 1997 Restricted Stock Plan.

                  FOR [_]       AGAINST [_]       ABSTAIN [_]

4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of First Republic and its subsidiary for the year ending December 31, 1997.

                  FOR [_]       AGAINST [_]       ABSTAIN [_]

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE SO THAT IT MAY BE COUNTED AT THE ANNUAL MEETING


Signature(s) _______________________________________   Dated _____________, 1997
Please sign exactly as name(s) appear hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title. If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .